Exhibit 10.1

AMENDMENT NO. 1

to

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”) is made as of December 11, 2006 (the “Effective Date”), by and among SIGMA-ALDRICH CORPORATION (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement dated as of February 23, 2005 by and among the Borrower, the financial institutions party thereto and the Administrative Agent (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, pursuant to Section 2.08 of the Credit Agreement, the Borrower has requested that the aggregate Revolving Commitments be increased from $150,000,000 to $300,000,000;

WHEREAS, the Borrower, the Administrative Agent, each Increasing Lender and any Assuming Lender have agreed to a Revolving Commitment Increase under the Credit Agreement to increase the aggregate Revolving Commitments to $300,000,000, and in connection therewith each Increasing Lender and each Assuming Lender has agreed to extend a Revolving Commitment in the amount set forth on Annex I hereto (which Annex I shall amend and restate Schedule 1.01 of the Credit Agreement), in each case, on the terms and conditions set forth herein;

WHEREAS, immediately after giving effect to the Revolving Commitment Increase described herein, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement on the terms and conditions set forth herein;

WHEREAS, the Borrower, the Administrative Agent and the Lenders (after giving effect to the Revolving Commitment Increase described herein) have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendments to the Credit Agreement:

1.	Increase of Aggregate Revolving Commitments. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 below:

1.1.	The Revolving Commitment of each Increasing Lender electing to increase its respective Revolving Commitment in accordance with Section 2.08 of the Credit Agreement is amended as set forth on Annex I hereto. Any new Lender signatory hereto which was not party to the Credit Agreement prior to the date hereof shall be deemed to be an Assuming Lender and a Lender for all purposes under the Credit Agreement and each such Assuming Lender’s Revolving Commitment is set forth on Annex I hereto.

1.2.	Each Increasing Lender and Assuming Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required under Section 2.08 of the Credit Agreement in order to cause, after giving effect to the Revolving Commitment Increase described herein and the use of such amounts to make payments to such other Lenders, the aggregate amount of the outstanding Revolving Loans and participation interests in Reimbursement Obligations owing to each Lender to equal such Lender’s ratable portion of the Revolving Commitments then outstanding after giving effect to such Revolving Commitment Increase. The Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the Effective Date (with such reborrowing to consist of Revolving Loans, with related Interest Periods if applicable, specified in a Notice of Borrowing delivered by the Borrower in accordance with the requirements of Section 2.02 of the Credit Agreement). The deemed payments made pursuant to the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Revolving Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.12 of the Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods.

1.3.	Each of the parties hereto hereby waives receipt of any notice required pursuant to Section 2.08 of the Credit Agreement to be delivered in connection with the Revolving Commitment Increase described in this Amendment.

2.	Amendments to the Credit Agreement. Effective as of the Effective Date and immediately after giving effect to the Revolving Commitment Increase described herein and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

2.1.	The definition of “Revolving Loan Termination Date” now appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “February 23, 2010” now appearing therein, and to substitute the following therefor: “December 11, 2011, subject to extension pursuant to Section 2.09(b)”.

2.2.	The following new definition of “First Amendment Effective Date” shall be inserted alphabetically in Section 1.01 of the Credit Agreement:

“First Amendment Effective Date” means December 11, 2006.

2.3.	Section 2.08 of the Credit Agreement is amended to delete each occurrence of the phrase “$300,000,000” now appearing therein, and to substitute the following therefor: “$600,000,000”.

2.4.	Section 2.09 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

Section 2.09 Mandatory Termination of Commitments; Extension of Commitments.

(a) The Revolving Commitments shall terminate on the Revolving Loan Termination Date, and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

(b)(i) The Borrower may request a one-year extension of the Revolving Loan Termination Date by submitting a written request for an extension to the Administrative Agent (an “Extension Request”) no earlier than 90 days but not later than 45 days prior to the first and/or second anniversary of the First Amendment Effective Date (such anniversary being an “Anniversary Date”). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender with a Revolving Commitment thereof and shall request each such Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no earlier than 30 days but no later than 20 days prior to such Anniversary Date (it being understood and agreed that such consent may be given or withheld in such Lender’s sole and absolute discretion). If any Lender with a Revolving Commitment shall fail to notify the Administrative Agent in writing of its consent to any such request for extension of the Revolving Loan Termination Date by the 20th day prior to such Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender (as defined below) with respect to such request. The election of any Lender to agree to an Extension Request shall not obligate any other Lender to so agree. The Administrative Agent shall deliver to the Borrower written notification of the Lenders’ decisions no later than 15 days prior to such Anniversary Date.

(ii) If all of the Lenders consent in writing to any such request in accordance with Section 2.09(b)(i), the Revolving Loan Termination Date in effect at such time shall, effective as at such next Anniversary Date (the “Extension Date”), be extended for one calendar year; provided that no such extension shall become effective under this sentence unless, (i) on the applicable Extension Date, (x), no Default or Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of such Extension Date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer or treasurer of the Borrower and (ii) the Administrative Agent shall have received documents consistent with those delivered on the First Amendment Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such extension. If Lenders holding more than 50% of the Revolving Commitments, but less than all of the Lenders with Revolving Commitments, consent in writing to any such request in accordance with Section 2.09(b)(i), unless the Borrower shall deliver written notice to the Administrative Agent terminating such requested extension not less than ten Business Days prior to the proposed Extension Date (it being understood and agreed that any Extension Request issued in connection with any such terminated extension shall constitute an Extension Request for purposes of determining the then remaining available number of Extension Requests under Section 2.09(b)(i)), the Revolving Loan Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Revolving Loan Termination Date is not extended as to any Lender pursuant to this Section 2.09(b) and the Revolving Commitment of such Lender is not assumed in accordance with Section 2.09(b)(iii) on or prior to the applicable Extension Date, the Revolving Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolving Loan Termination Date without any further notice or other action by the Borrower, such Lender or any other Person and the Borrower shall pay all Revolving Loans, together with accrued but unpaid interest thereon, and all other amounts owing under this Agreement to such Non-Consenting Lender on such unextended Revolving Loan Termination Date; provided that such Non-Consenting Lender shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Loans and other obligations of the Borrower hereunder and termination of the applicable agreement. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Revolving Loan Termination Date.

(iii) If less than all of the Lenders consent to any such request pursuant to Section 2.09(b)(i), the Borrower may arrange for one or more Persons (who may be Consenting Lenders) acceptable to the Administrative Agent and the Issuing Banks (each an “Extension Assuming Lender”) (x) to assume, effective as of the Extension Date or such other date as may be agreed among the Borrower, the Non-Consenting Lender, such Extension Assuming Lender and the Administrative Agent, any Non-Consenting Lender’s Revolving Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender and (y) to accept, effective as of the Extension Date or such later date as any Extension Assuming Lender executes and delivers an

Assignment and Assumption Agreement, the Revolving Loan Termination Date applicable to Consenting Lenders; provided, however, that the amount of the Revolving Commitment of any such Extension Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Revolving Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such Extension Assuming Lender shall assume all of such lesser amount; and provided further that:

(1)	any such Extension Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Revolving Loans, if any, owing to such Non-Consenting Lender plus (B) any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(2)	all additional accrued and unpaid cost reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender pursuant to Section 9.03, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(3)	with respect to any such Extension Assuming Lender, the applicable processing and recordation fee required under Section 9.06(c) for such assignment shall have been paid;

provided further that such Non-Consenting Lender shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Revolving Loans and other obligations of the Borrower hereunder and termination of the applicable agreement. At least three Business Days prior to any Extension Date, (A) each such Extension Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Assumption Agreement, duly executed by such Extension Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent (acting reasonably) as to the increase in the amount of its Revolving Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.09(b) shall have delivered to the Administrative Agent any Revolving Note held by such Non-Consenting Lender. Upon the payment of all amounts referred to in clauses (1), (2) and (3) of this Section 2.09(b)(iii), each such Extension Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Credit Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder arising after the Extension Date shall, by the provisions hereof, be released and discharged.

(iv) If Lenders holding more than 50% of the Revolving Commitments (after giving effect to any assignments pursuant to Section 2.09(b)(iii)) consent in a writing delivered to the Administrative Agent to a requested extension (whether by execution or delivery of an Assignment and Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as (i) on the Extension Date, (x), no Default or Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of such Extension Date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer or treasurer of the Borrower and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such extension, the Revolving Loan Termination Date then in effect shall be extended for the additional one-year period as described in Section 2.09(b)(ii), and all references in this Agreement, and in any Revolving Notes to the “Revolving Loan Termination Date” shall, with respect to each Consenting Lender and each Extension Assuming Lender for such Extension Date, refer to the Revolving Loan Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Extension Assuming Lender) of the extension of the scheduled Revolving Loan Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Extension Assuming Lender.

2.5.	Section 5.06 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

Section 5.06 Consolidated Net Worth. Only so long as the following covenant shall also be effective pursuant to any other instrument or agreement to which the Borrower or any Subsidiary of the Borrower shall be party: The Borrower will not, at any time, permit Consolidated Net Worth to be less than $750,000,000.

2.6.	Section 5.11 of the Credit Agreement is amended to delete the phrase “20%” now appearing therein, and to substitute the following therefor: “25%”.

2.7.	Section 9.04 of the Credit Agreement is amended to insert immediately after the phrase “with respect to any such Note or other Obligation held by such other Lender” now appearing therein, the following parenthetical: “(other than any such payment made to a Non-Consenting Lender pursuant to Section 2.09(b)(ii) or (b)(iii))”.

2.8.	Section 9.05 of the Credit Agreement is amended to insert at the beginning of clause (iii) thereof, the following: “except as set forth in Section 2.09 with respect to any extension of the Revolving Loan Termination Date,”.

2.9.	The Pricing Schedule – Revolving Facility and the Pricing Schedule – Term Facility are deleted in their entirety and replaced with the Pricing Schedule – Revolving Facility and the Pricing Schedule – Term Facility, respectively, set forth on Annex II hereto.

2.10.	Schedule 1.01 to the Credit Agreement (Commitments) is amended and restated in its entirety as set forth on Annex I hereto.

3.	Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a)	the Administrative Agent shall have received:

(i)	duly executed originals of this Amendment from each of the Borrower, the Lenders (or the Administrative Agent with the consent in writing of the Lenders), each Increasing Lender, each Assuming Lender, if any, and each Departing Lender (as defined below), if any;

(ii)	duly executed Revolving Notes for the account of each Assuming Lender, if any, and any Increasing Lender, dated as of the Effective Date in a principal amount equal to such Lender’s Revolving Commitment after giving effect to the Revolving Commitment Increase hereunder;

(iii)	evidence reasonably satisfactory to it that on or prior to the Effective Date, (x) all obligations of the Borrower under the 5-Year Agreement shall have been terminated and be of no further force or effect (other than in respect of contingent indemnity obligations and any other obligation that expressly survives the termination thereof);

(iv)	(x) duly certified resolutions of the Borrower (in form and substance reasonably acceptable to the Administrative Agent) authorizing the execution, delivery and performance of this Amendment and of the Credit Agreement as amended hereby, and (y) opinion(s) of counsel of the Borrower in form and substance reasonably acceptable to the Administrative Agent;

(v)	from the Borrower for its account and the account of each Lender, all fees payable pursuant to that certain Fee Letter, dated as of November 16, 2006, by and among the Borrower and the Administrative Agent; and

(vi)	such other documents, instruments and agreements as the Administrative Agent shall reasonably request; and

(b)	the Administrative Agent and the Lenders shall have administered the reallocation of the Revolving Commitments and Term Loans among the Lenders in accordance with their respective ratable shares thereof.

4.	Acknowledgment and Consent with Respect to Departing Lenders. The Borrower and each Lender, including, without limitation, each Lender identified on the signature pages hereto as a “Departing Lender”, hereby acknowledges and agrees that, notwithstanding any provisions to the contrary in the Credit Agreement (including the limitations on assignments or transfers of interests under the Credit Agreement set forth in Section 9.06 of the Credit Agreement), on the Effective Date, and subject to any such Departing Lender’s receipt of payment in full of the Loans and other amounts at such time owing to it under the Credit Agreement, (a) the Commitments shall be amended and restated in their entirety pursuant to Section 1 above and as set forth on Annex I hereto, (b) each Departing Lender’s Commitments under the Credit agreement shall automatically be deemed terminated and the only Commitments on the Effective Date shall be those identified on Annex I hereto, (c) such Departing Lender shall have no further rights or obligations as a Lender under the Credit Agreement and shall cease to be a party thereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.14 and 9.03 of the Credit Agreement), and (d) the consent of such Departing Lender shall be limited to the acknowledgements and agreements set forth in this Section 3 and shall not be required as a condition to the effectiveness of any other amendments set forth herein.

5.	Representations and Warranties and Reaffirmations of the Borrower.

5.1.	The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and requirements of reasonableness, good faith and fair dealing), and (ii) no Default or Event of Default has occurred and is continuing.

5.2.	Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants, representations and warranties, in all material respects, made in the Credit Agreement as modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.

6.	Reference to the Effect on the Credit Agreement.

6.1.	Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

6.2.	Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

6.3.	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

8.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.	Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

SIGMA-ALDRICH CORPORATION, as the Borrower

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually, as Letter of Credit Issuer, as Administrative Agent and as Joint Lead Arranger

By:
Name:
Title:

WACHOVIA BANK, N.A., individually and as Syndication Agent

By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arranger

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 1

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH, individually and as Co-Documentation Agent

By:
Name:
Title:

ABN AMRO BANK, N.V., individually

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, individually

By:
Name:
Title:

COMMERCE BANK, N.A., individually

By:
Name:
Title:

COMERICA BANK, individually

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 1

THE NORTHERN TRUST COMPANY, individually

By:
Name:
Title:

BNP PARIBAS, as a Departing Lender

By:
Name:
Title:

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD., as a Departing Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as an Assuming Lender and as Co-Documentation Agent

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 1

ANNEX I

COMMITMENT SCHEDULE

LENDER	REVOLVING COMMITMENT
Wells Fargo Bank, National Association	$55,000,000
Wachovia Bank, N.A.	$55,000,000
Bank of America, N.A.	$45,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch	$45,000,000
U.S. Bank National Association	$35,000,000
Comerica Bank	$25,000,000
The Northern Trust Company	$25,000,000
Commerce Bank, N.A.	$15,000,000

TOTAL REVOLVING COMMITMENTS:	$300,000,000

LENDER	TERM LOANS AS OF THE FIRST AMENDMENT EFFECTIVE DATE
Wells Fargo Bank, National Association	$34,000,000
Wachovia Bank, N.A.	$24,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch	$21,000,000
U.S. Bank National Association	$14,000,000
ABN AMRO Bank, N.V.	$10,000,000
Commerce Bank, N.A.	$7,000,000
Comerica Bank	$5,000,000
The Northern Trust Company	$5,000,000

TOTAL TERM COMMITMENTS:	$120,000,000

ANNEX II

PRICING SCHEDULE – Revolving Facility

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
LIBOR Margin	0.125%	0.175%	0.180%	0.295%	0.400%
Facility Fee Rate	0.050%	0.050%	0.070%	0.080%	0.125%
Utilization Fee Rate	0.050%	0.050%	0.075%	0.075%	0.100%
Base Rate Margin	0.00%	0.00%	0.00%	0.00%	0.00%

PRICING SCHEDULE – Term Facility

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
LIBOR Margin	0.175%	0.225%	0.255%	0.370%	0.500%
Facility Fee Rate	0.050%	0.050%	0.070%	0.080%	0.125%
Base Rate Margin	0.00%	0.00%	0.00%	0.00%	0.00%